UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2011

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Act") was enacted. Section 1503 of the Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the "Mine Act") issued by the federal Mine Safety and Health Administration ("MSHA").

On February 10, 2011, Peabody Midwest Mining LLC, a subsidiary of Peabody Energy Corporation, received an imminent danger order under section 107(a) of the Mine Act alleging that a miner at the Air Quality Mine was observed performing the task of trying to remove scrap metal from a portable trash dumpster under circumstances which created a hazardous condition. The miner was immediately removed from the hazardous area. The order requires that the operator conduct a safety meeting with all miners to discuss the hazards related to the cited condition and to take steps to prevent any future occurrences.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

February 16, 2011	By:	Kenneth L. Wagner

Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary